Nuveen Churchill Direct Lending Corp. Announces
Third Quarter 2025 Results

Reports Third Quarter Net Investment Income of $0.43 per Share

Declares Fourth Quarter Regular Distribution of $0.45 per Share

NEW YORK, November 4, 2025 - Nuveen Churchill Direct Lending Corp. (NYSE: NCDL) (“NCDL” or the “Company”), a business development company externally managed by its investment adviser, Churchill DLC Advisor LLC (the “Adviser”), and by its sub-adviser, Churchill Asset Management LLC (“Churchill”), today reported financial results for the quarter ended September 30, 2025.
Financial Highlights for the Quarter Ended September 30, 2025
•Net investment income of $0.43 per share
•Net realized and unrealized loss on investments of $(0.05) per share
•Net increase in net assets resulting from operations of $0.38 per share
•Net asset value ("NAV") per share of $17.85, compared to $17.92 per share as of June 30, 2025
•Paid third quarter regular distribution of $0.45 per share on October 28, 2025, which represents a 10.0% total annualized distribution yield based on the third quarter NAV per share
•Declared fourth quarter regular distribution of $0.45 per share

“We are pleased with our financial results and the continued strong performance of our portfolio during the third quarter,” said Ken Kencel, President and Chief Executive Officer of NCDL and Churchill. “We are encouraged by the positive momentum and pickup in transaction activity, which we believe will continue into next year. As we look ahead to 2026, NCDL remains well-positioned with respect to our experienced investment team, high-quality diversified portfolio and strong capital structure.”

“NCDL continues to operate from a position of strength, in our view, with ample liquidity and no near-term debt maturities,” said Shai Vichness, Chief Financial Officer of NCDL and Churchill. “Looking ahead, we remain focused on continuing to invest in high quality assets, optimizing our capital structure, and delivering attractive risk-adjusted returns for our shareholders.”

Distribution Declaration
The Company’s Board of Directors (the “Board“) has declared a fourth quarter 2025 regular distribution of $0.45 per share payable on January 27, 2026 to shareholders of record as of December 31, 2025.
PORTFOLIO COMPOSITION
As of September 30, 2025, the fair value of the Company's portfolio investments was $2.0 billion across 213 portfolio companies in 26 industries compared to $2.0 billion as of June 30, 2025 across 207 portfolio companies in 26 industries.
As of September 30, 2025, the Company’s portfolio based on fair value consisted of approximately 89.8% first-lien debt investments, 8.1% subordinated debt investments, and 2.1% equity investments. As of June 30, 2025, the Company’s portfolio based on fair value consisted of 90.0% first-lien debt investments, 8.0% subordinated debt investments, and 2.0% equity investments.
As of September 30, 2025 and June 30, 2025, the weighted average Internal Risk Rating of the portfolio at fair value was 4.2 and 4.1 (4.0 being the initial rating assigned at origination), respectively. As of September 30, 2025, there were investments in three portfolio companies on non-accrual status representing 0.4% of total investments at fair value (or 0.9% of total investments at cost). As of June 30, 2025, there were investments in one portfolio company on non-accrual status representing 0.2% of total investments at fair value (or 0.4% of total investments at cost).

PORTFOLIO AND INVESTMENT ACTIVITY
For the three months ended September 30, 2025, the Company funded $36.3 million of portfolio investments and received $61.3 million of proceeds from principal repayments and sales, compared to $81.1 million and $162.2 million, respectively, for the three months ended June 30, 2025.
RESULTS OF OPERATIONS FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2025
Investment Income
Investment income for the three months ended September 30, 2025 was $51.1 million compared to $60.3 million for the three months ended September 30, 2024. As of September 30, 2025 and September 30, 2024, the size of the Company's portfolio was $2.0 billion and $2.1 billion, at cost, respectively. As of September 30, 2025, the weighted average yield of debt and income producing investments decreased to 9.92% from 10.86% as of September 30, 2024, at cost, primarily due to overall tightening of spreads in newly originated investments and the decline in base interest rates.
Net Expenses
Net expenses increased to $29.7 million for the three months ended September 30, 2025 from $28.8 million for the three months ended September 30, 2024, primarily due to an increase in management fees and income-based incentive fees, offset by a decrease in interest and debt financing expenses. The increase in management fees was primarily attributable to the increase in the management fee base rate from 0.75% to 1.00%, effective March 31, 2025, pursuant to the terms of the Advisory Agreement. Additionally, effective March 31, 2025, the Adviser's waiver of incentive fees on income and on capital gains expired pursuant to the terms of the Advisory Agreement. For the three months ended September 30, 2025, income-based incentive fees were $3.3 million. Interest and debt financing expenses decreased primarily due to lower average daily borrowings and a lower average annual interest rate.
Net Realized Gain (Loss) and Net Change in Unrealized Gain (Loss) on Investments
For the three months ended September 30, 2025, the Company recorded a net realized gain on investments of $1.5 million compared to a net realized gain of $1.1 million for the three months ended September 30, 2024. The net realized gain for the three months ended September 30, 2025 was primarily driven by a realization of an equity investment during the period. The Company recorded a net change in unrealized loss of $(4.2) million for the three months ended September 30, 2025, which resulted primarily from decreases in fair value of certain underperforming portfolio investments.
Financial Condition, Liquidity and Capital Resources
As of September 30, 2025, the Company had $46.3 million in cash and cash equivalents and $1.1 billion in total aggregate principal amount of debt outstanding. Subject to borrowing base and other conditions, the Company had approximately $269.5 million available for additional borrowings under its revolving credit facility as of September 30, 2025. At September 30, 2025, the Company's debt to equity ratio was 1.25x (1.20x net debt to equity ratio) compared to 1.26x (1.21x net to debt equity ratio) at June 30, 2025.
CONFERENCE CALL AND WEBCAST INFORMATION
Nuveen Churchill Direct Lending Corp. will hold a conference call to discuss its third quarter 2025 financial results today at 1:00 PM Eastern Time. All interested parties may participate in the conference call by dialing (866) 605-1826 approximately 10-15 minutes prior to the call; international callers should dial +1 (215) 268-9877. Participants should reference Nuveen Churchill Direct Lending Corp. when prompted.
A live webcast of the conference call will also be available on the Events section of the Company's website at https://www.ncdl.com/news/events. A replay will be available under the same link following the conclusion of the conference call.

About Nuveen Churchill Direct Lending Corp.
Nuveen Churchill Direct Lending Corp. (“NCDL”) is a specialty finance company focused primarily on investing in senior secured loans to private equity-owned U.S. middle market companies. NCDL has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. NCDL is externally managed by its investment adviser, Churchill DLC Advisor LLC, and by its sub-adviser, Churchill Asset Management LLC (“Churchill”). Both the investment adviser and sub-adviser are affiliates and subsidiaries of Nuveen, LLC (“Nuveen”), the investment management division of Teachers Insurance and Annuity Association of America (“TIAA”) and one of the largest asset managers globally. Churchill is a leading capital provider for private equity-backed middle market companies and operates as the exclusive U.S. middle market direct lending and private capital business of Nuveen and TIAA. Churchill is a registered investment advisor and majority-owned, indirect subsidiary of TIAA.
Forward-Looking Statements
This press release contains historical information and “forward-looking statements” with respect to the business and investments of NCDL, including, but not limited to, statements about NCDL’s future performance and financial performance and financial condition, which involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our current and prospective portfolio investments, our industry, our beliefs, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond NCDL’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in NCDL’s filings with the Securities and Exchange Commission, including changes in the financial, capital, and lending markets; changes in the interest rate environment and its impact on NCDL's business, its financial condition and its portfolio companies; the uncertainty associated with the imposition of tariffs and trade barriers and changes in trade policy, and its impact on NCDL's portfolio companies and the general economy; general economic, political and industry trends and other external factors; the dependence of NCDL’s future success on the general economy and its impact on the industries in which it invests; and other risks, uncertainties and other factors we identify in the section entitled “Risk Factors” in NCDL’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q, which are accessible on the SEC’s website at www.sec.gov. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which NCDL makes them. NCDL does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.
Contacts
Investors:
Investor Relations
NCDL-IR@churchillam.com
Media:
Prosek Partners
Madison Hanlon
Pro-churchill@prosek.com
4959616

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(dollars in thousands, except share and per share data)

	September 30, 2025	December 31, 2024
Assets	(Unaudited)
Investments
Non-controlled/non-affiliated company investments, at fair value (cost of $1,999,126 and $2,098,575, respectively)	$1,967,882	$2,081,379
Cash	4,304	2,412
Cash equivalents	42,029	40,842
Restricted cash	—	50
Interest receivable	16,136	17,971
Derivative asset, at fair value (Note 4)	11,057	—
Receivable for investments sold	585	1,024
Other assets	413	47
Total assets	$2,042,406	$2,143,725

Liabilities
Debt (net of $9,112 and $6,668 deferred financing costs, respectively, and net of unamortized discount of $499 and $0, respectively) (See Note 7)	$1,105,673	$1,108,261
Payable for investments purchased	—	14,973
Interest payable	10,977	12,967
Incentive fees payable	3,293	—
Management fees payable	5,128	3,956
Collateral due to broker	10,410	—
Distributions payable	22,224	29,468
Directors’ fees payable	156	128
Accounts payable and accrued expenses	3,060	3,652
Total liabilities	$1,160,921	$1,173,405

Commitments and contingencies (See Note 8)

Net Assets: (See Note 9)
Common shares, $0.01 par value, 500,000,000 and 500,000,000 shares authorized, 49,387,065 and 53,387,277 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	$494	$534
Paid-in-capital in excess of par value	930,580	996,286
Total distributable earnings (loss)	(49,589)	(26,500)
Total net assets	$881,485	$970,320

Total liabilities and net assets	$2,042,406	$2,143,725

Net asset value per share (See Note 11)	$17.85	$18.18

See Notes to Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(dollars in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Investment income:
Non-controlled/non-affiliated company investments:
Interest income	$48,227	$57,317	$149,286	$159,413
Payment-in-kind interest income	2,369	2,503	6,998	6,024
Dividend income	286	16	402	357
Other income	224	444	1,138	1,170
Total investment income	51,106	60,280	157,824	166,964

Expenses:
Interest and debt financing expenses	19,206	23,198	59,954	58,860
Management fees (See Note 6)	5,128	3,873	14,221	10,727
Incentive fees on net investment income (See Note 6)	3,293	5,496	8,373	13,030
Professional fees	709	912	2,310	2,315
Directors' fees	156	128	468	383
Administration fees (See Note 6)	659	535	1,735	1,561
Other general and administrative expenses	569	145	1,322	888
Total expenses before incentive fees waived	29,720	34,287	88,383	87,764
Incentive fees waived (See Note 6)	—	(5,496)	(2,253)	(13,030)
Net expenses after incentive fees waived	29,720	28,791	86,130	74,734
Net investment income	21,386	31,489	71,694	92,230

Realized and unrealized gain (loss) on investments:
Net realized gain (loss) on non-controlled/non-affiliated company investments	1,521	1,086	(8,078)	(1,522)
Net change in unrealized appreciation (depreciation):
Non-controlled/non-affiliated company investments	(4,245)	4,050	(14,048)	(3,995)
Income tax (provision) benefit	(4)	18	127	159
Total net change in unrealized appreciation (depreciation):	(4,249)	4,068	(13,921)	(3,836)
Total net realized and unrealized gain (loss) on investments	(2,728)	5,154	(21,999)	(5,358)

Net increase (decrease) in net assets resulting from operations	$18,658	$36,643	$49,695	$86,872

Per share data:
Net investment income per share - basic and diluted	$0.43	$0.58	$1.42	$1.71
Net increase (decrease) in net assets resulting from operations per share - basic and diluted	$0.38	$0.67	$0.98	$1.61
Weighted average common shares outstanding - basic and diluted	49,403,696	54,688,860	50,589,299	54,080,979

See Notes to Consolidated Financial Statements

PORTFOLIO AND INVESTMENT ACTIVITY (UNAUDITED)
(dollars in thousands)

	Three Months Ended September 30,
	2025	2024
Net funded investment activity
New gross commitments at par [1]	$29,236	$225,612
Net investments funded	36,277	203,159
Investments sold or repaid	(61,324)	(155,616)
Net funded investment activity	$(25,047)	$47,543

Gross commitments at par [1]
First-Lien Debt	$22,100	$221,097
Subordinated Debt	3,072	3,145
Equity Investments	4,064	1,370
Total gross commitments	$29,236	$225,612

Portfolio company activity
Portfolio companies, beginning of period	207	198
Number of new portfolio companies	10	18
Number of exited portfolio companies	(4)	(14)
Portfolio companies, end of period	213	202
Count of investments	499	457
Count of industries	26	26

New investment activity
Weighted average annual interest rate on new debt investments at par	9.17%	9.63%
Weighted average annual interest rate on new floating rate debt investments at par	8.64%	9.59%
Weighted average spread on new floating rate debt investments at par	4.66%	5.00%
Weighted average annual coupon on new fixed rate debt investments at par	13.00%	13.67%

__________________
1 Gross commitments at par includes unfunded investment commitments.

See Notes to Consolidated Financial Statements

PORTFOLIO AND INVESTMENT ACTIVITY (UNAUDITED)
(dollars in thousands)

	Nine Months Ended September 30,
	2025	2024
Net funded investment activity
New gross commitments at par [1]	$243,173	$792,645
Net investments funded	270,357	712,464
Investments sold or repaid	(371,876)	(310,489)
Net funded investment activity	$(101,519)	$401,975

Gross commitments at par [1]
First-Lien Debt	$219,319	$765,339
Subordinated Debt	16,402	22,961
Equity Investments	7,452	4,345
Total gross commitments	$243,173	$792,645

Portfolio company activity
Portfolio companies, beginning of period	210	179
Number of new portfolio companies	36	52
Number of exited portfolio companies	(33)	(29)
Portfolio companies, end of period	213	202
Count of investments	499	457
Count of industries	26	26

New investment activity
Weighted average annual interest rate on new debt investments at par	9.30%	10.16%
Weighted average annual interest rate on new floating rate debt investments at par	9.05%	10.06%
Weighted average spread on new floating rate debt investments at par	4.79%	4.95%
Weighted average annual coupon on new fixed rate debt investments at par	12.65%	13.79%
__________________
1 Gross commitments at par includes unfunded investment commitments.

See Notes to Consolidated Financial Statements